Exhibit 99.2

FOR IMMEDIATE RELEASE	For Further Information Contact:
Katoiya Marshall, Investor Relations
(310) 893-7446 or kmarshall@kbhome.com

KB Home Announces Offering of Senior Notes

LOS ANGELES (February 1, 2012) — KB Home (NYSE: KBH), one of the nation’s premier homebuilders, today announced that it has commenced a public offering for $250 million in aggregate principal amount of senior notes.

KB Home intends to apply all or a portion of the net proceeds from the senior notes offering toward the payment of the purchase price of notes validly tendered and accepted for purchase in its previously announced cash tender offers for up to $250 million in aggregate principal amount of its outstanding 5 3/4% Senior Notes due 2014 and of its 5 7/8% Senior Notes due 2015 and 6 1/4% Senior Notes due 2015 (the “2014/2015 Notes”). After such payment for the 2014/2015 Notes, KB Home intends to use any remaining net proceeds from the sale of the senior notes for general corporate purposes.

Citigroup, Credit Suisse, BofA Merrill Lynch and Deutsche Bank Securities are acting as joint book-running managers for the senior notes offering. A shelf registration statement covering the issuance of the senior notes has been filed with the Securities and Exchange Commission and is effective. Copies of the prospectus supplement and accompanying prospectus describing the offering may be obtained by visiting EDGAR on the SEC’s web site at www.sec.gov or by contacting Citigroup at the following address: Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 or by telephone at 1-877-858-5407 or by e-mail at batprospectusdept@citi.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any senior notes nor shall there be any sale of senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The senior notes offering is being made only by means of the prospectus supplement and accompanying prospectus.

Corporate Profile

KB Home (NYSE: KBH), one of the nation’s premier homebuilders, has delivered over half a million quality homes for families since its founding in 1957. The Los Angeles-based company is distinguished by its Built to Order™ homebuilding approach that puts a custom home experience within reach of its customers at an affordable price. KB Home has been named the #1 Green Homebuilder in a study by Calvert Investments and the #1 Homebuilder on FORTUNE magazine’s 2011 World’s Most Admired Companies list. The Company trades under the ticker symbol “KBH” and was the first homebuilder listed on the New York Stock Exchange. For more information about any of KB Home’s new home communities, call 888-KB-HOMES or visit www.kbhome.com.

Forward-Looking and Cautionary Statements

Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic, employment and business conditions; adverse market conditions that could result in additional impairments or land option contract abandonment charges and operating losses, including an oversupply of unsold homes, declining home prices and increased foreclosure and short sale activity, among other things; conditions in the capital and credit markets (including residential consumer mortgage lending standards, the availability of residential consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level and structure and to access the credit, capital or other financial markets or other external financing sources; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and existing homes, including sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for residential consumer mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; legal or regulatory proceedings or claims; our ability to access capital; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count and open new communities, and our increasing operational and investment concentration in markets in California and Texas), revenue growth and overhead and other cost reduction strategies; consumer traffic to our new home communities and consumer interest in our product designs; the impact of our former unconsolidated mortgage banking joint venture ceasing to offer mortgage banking services after June 30, 2011; the manner in which our homebuyers are offered and obtain residential consumer mortgage loans and mortgage banking services; our ability to establish a joint venture or marketing relationship with a financial institution or other mortgage banking services provider; information technology failures and data security breaches; the possibility that the proposed offer and sale of senior notes to fund the purchase of the 2014/2015 Notes in the applicable tender offers will not close timely or at all; the possibility that any or all of the tender offers will be undersubscribed; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended November 30, 2011, for a further discussion of these and other risks and uncertainties applicable to our business.